Exhibit 99(i)

                                             CONTACT:
                                             James C. Rowan Jr.
                                             Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                 HSB GROUP, INC. REPORTS GAINS IN SECOND QUARTER

HARTFORD, Conn., July 26, 1999 -- HSB Group, Inc. (NYSE-HSB), today reported that second quarter net income per share on a fully diluted basis, was 76 cents. This represents an increase of 11.8 percent, compared to 68 cents per share in the second quarter of 1998.

HSB Group's gross earned insurance premiums grew 17.7 percent. The combined ratio -- the sum of losses and expenses as a percentage of insurance revenue -- was 89.1 percent for the quarter, down from 89.3 percent in the second quarter of 1998. The year-to-date combined ratio is 88.5 percent compared to 89.3 percent last year.

HSB's Engineering Services net revenues increased 22.5 percent over the second quarter of 1998. The margin was 8.2 percent.

"I am pleased with the continued double-digit growth in our insurance and engineering services businesses in a competitive operating environment," said Gordon W. Kreh, chairman, president and chief executive officer. "These results confirm that we have a strong growth strategy in place."

Investment income, net of related interest expense, was $16.6 million compared to $15.9 million in the second quarter of 1998. Realized gains, reflecting, in significant measure, a rebalancing of the equity portfolio in consideration of recent market movements, were $10.2 million compared to $7.3 million in the second quarter of last year.

HSB Group, Inc. is a global provider of specialty insurance products, engineering services, and management consulting services. HSB Group is the parent company of The Hartford Steam Boiler Inspection and Insurance Company, founded in 1866 and the largest provider of equipment breakdown insurance in the world. For more information about HSB, visit its website at www.hsb.com.


     Summary of Operations
     In millions, except per share amounts

                                                             Quarter                         Year-To-Date
                                                           Ended June 30      Percent          June 30          Percent
                                                          1999       1998     Change        1999        1998    Change
                                                        --------   -------    -------    --------     -------   -------

     Gross earned premiums..........................   $  206.8     $ 175.7     17.7%    $  415.7     $ 355.4     17.0%
     Ceded premiums.................................      113.1        85.3                 225.5       165.6
                                                          -----        ----               -------       -----
       Insurance premiums...........................       93.7        90.4                 190.2       189.8
     Claims and adjustment expenses.................       37.9        40.4                  76.2        85.0
     Policy acquisition expenses....................       21.3        12.8                  43.9        27.4
     Underwriting and inspection expenses...........       24.2        27.5                  48.2        57.2
                                                       --------     -------                  ----     -------
       Insurance operating gain.....................   $   10.3     $   9.7              $   21.9     $  20.2
                                                       --------     -------              --------     -------

         Loss ratio*................................       40.5%       44.7%                 40.1%       44.8%
         Expense ratio*.............................       48.6%       44.6%                 48.4%       44.5%
         Combined ratio*............................       89.1%       89.3%                 88.5%       89.3%

     Engineering services revenues..................   $   27.8     $  22.7     22.5%    $   55.4     $  42.4     30.7%
     Engineering services expenses..................       25.6        20.7                  50.8        38.6
                                                           ----        ----                  ----      ------
       Engineering services operating gain..........   $    2.2     $   2.0              $    4.6     $   3.8
                                                       --------     -------              --------     -------

         Engineering services operating margin*.....        8.2%        8.9%                  8.3%        8.9%

     Investment income, net of related
       interest expense.............................   $   16.6     $  15.9      4.4%    $   32.3     $  31.1      3.9%
     Realized investment gains......................       10.2         7.3                  17.3        10.5
                                                           ----         ---                  ----      ------
       Income from investment operations............   $   26.8     $  23.2              $   49.6     $  41.6

     Interest expense...............................        0.6         0.1                   1.0         0.2
     Gain on sale of IRI............................        -            -                     -         39.0

     Income from continuing operations
       before income taxes and distributions
       on capital securities........................   $   38.7     $  34.8              $   75.1     $ 104.4

     Income taxes...................................       11.4         9.3                  22.3        31.8

     Distribution on capital securities
       of subsidiary trusts, net of tax ............        4.5         4.7                   9.0         9.2
                                                            ---         ---                   ---         ---

     Income from continuing operations..............   $   22.8     $  20.8              $   43.8     $  63.4

     Discontinued operations:
     After tax gain on disposal of Radian
       International LLC, net of deferred loss. ....        -           -                     -          30.3

                                                       --------     -------              --------     -------
     Net income.....................................   $   22.8     $  20.8              $   43.8     $  93.7
                                                       ========     =======              ========     =======

     Earnings per common share-assuming dilution:
       Income from continuing operations............   $    0.76    $   0.68             $    1.47    $   1.99    **
       Net income...................................   $    0.76    $   0.68             $    1.47    $   2.85   ***

     Dividends declared per common share............   $    0.42    $   0.40             $    0.84    $   0.80

     Average common shares outstanding and
      common stock equivalents......................       34.8        35.4                  34.6        35.3

       * Computation excludes rounding
      ** Includes $0.71 from Gain on sale of IRI
     *** Includes $0.71 from Gain on sale of IRI and $0.86 from Gain on sale of Radian.

     Summary of Financial Position
     In millions, except per share amounts


                                                       June 30,     December 31,
                                                         1999          1998
                                                       ---------    -----------
     Assets
       Cash and short-term investments................  $   96.9     $    80.6
       Fixed maturities, at fair value................     544.9         577.1
       Equity securities, at fair value...............     441.6         437.1
                                                           -----         -----
           Cash and invested assets...................   1,083.4       1,094.8

       Reinsurance assets.............................     660.8         630.4
       Insurance premiums receivable..................     121.7         146.7
       Engineering services receivable................      29.4          26.1
       Fixed assets...................................      56.3          54.9
       Other assets...................................     211.2         191.1
                                                           -----         -----
           Total assets...............................  $2,162.8     $ 2,144.0
                                                        ========     =========

     Liabilities
       Unearned insurance premiums and
         ceding commissions...........................  $  426.8     $   477.9
       Claims and adjustment expenses.................     592.1         550.3
       Total borrowings...............................      80.1          46.1
       Other liabilities..............................     232.1         241.5
                                                           -----         -----
           Total liabilities..........................   1,331.1       1,315.8

     Company obligated  mandatorily  redeemable
       capital securities of subsidiary
       Trust I holding solely junior subordinated
       deferrable interest debentures
       of the Company, net of unamortized discount....     108.9         108.9

     Company obligated mandatorily  redeemable
       convertible capital securities of
       subsidiary  Trust  II  holding  solely
       junior  subordinated   deferrable
       interest debentures of the Company.............     300.0         300.0
     Shareholders' equity.............................     422.8         419.3
                                                        --------     ---------
       Total..........................................  $2,162.8     $ 2,144.0
                                                        ========     =========


     Shareholders' equity per common share............  $   14.52    $    14.53

     Based on common shares outstanding of............      29.1          28.9

     Pro forma  shareholders'  equity per common
       share  assuming  conversion  of
       Trust II capital securities and
       net exercise of in the money HSB stock options.  $   20.68    $    20.77

     Based on pro forma common shares outstanding.....      35.0          34.6


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